Exhibit 99.1

LKQ CORPORATION ANNOUNCES THIRD QUARTER 2012 RESULTS

▪	Revenue growth of 29.7% to $1.02 billion

▪	Organic revenue growth for parts and services of 5.6%

▪	Third quarter 2012 diluted EPS of $0.18

▪	Updates annual guidance

Chicago, IL (October 25, 2012) - LKQ Corporation (Nasdaq: LKQ) today reported revenue for the third quarter of 2012 of $1.02 billion, an increase of 29.7% as compared to $783.9 million in the third quarter of 2011. Net income for the third quarter of 2012 was $54.0 million, an increase of 9.8% as compared to $49.2 million for the same period of 2011. Diluted earnings per share of $0.18 for the third quarter ended September 30, 2012 increased 5.9% from $0.17 for the third quarter of 2011. The Company noted that the third quarter 2012 diluted earnings per share included a charge equal to $0.01 for a change in fair value of contingent consideration liabilities and for restructuring and acquisition related expenses.
"We are particularly pleased that the Company achieved organic revenue growth for parts and services of 5.6% in the quarter, while also generating revenue growth from acquisitions of 28.2%," stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation. “Another positive milestone is the continued growth in alternative parts usage which, according to CCC Information Services, reached 38% in the quarter. We are equally pleased with Euro Car Parts strong performance. Euro Car Parts achieved revenue growth of 28% for the third quarter versus the comparable pre-acquisition period.  We were also able to produce total organic revenue growth of 1.6% and record third quarter earnings even with the continuing deterioration of scrap prices."
On a nine month year-to-date basis, revenue was $3.06 billion, an increase of 31.1% from $2.33 billion for the comparable period of 2011. Net income for the first nine months of 2012 was $199.0 million, as compared to $154.1 million for the first nine months of 2011. Diluted earnings per share was $0.66 for the first nine months of 2012, as compared to $0.52 for the comparable period of 2011.
On a nine month year-to-date basis, total organic revenue growth was 2.9%, and parts and services revenue grew organically by 5.1%. Acquisition revenue growth on a nine month year-to-date basis was 28.4%.
"Parts and services organic growth in the quarter and for the first nine months of 2012 further demonstrates the strength and value proposition of our business model and the Company's ability to gain market share during a challenging operating environment,” added Mr. Wagman.

Balance Sheet and Liquidity
As of September 30, 2012, LKQ's balance sheet reflected cash and equivalents of $69.2 million, and obligations outstanding under the Company's credit facilities were $845.9 million ($426.3 million of term loans and $419.6 million of revolver borrowings). Total availability under the credit agreement at September 30, 2012 was $482.9 million.
On September 28, 2012, the Company entered into a three-year accounts receivable securitization facility allowing the Company to generate up to $80 million of proceeds. The initial use of proceeds from the receivables facility was the repayment of outstanding revolver borrowings under LKQ's senior secured credit agreement. As of September 30, 2012, outstanding obligations under the Company's accounts receivables securitization facility were $77.3 million.
Other Events
During the third quarter of 2012, LKQ acquired two North American businesses that included a company that operates two self service salvage yards, one full service salvage yard and a scrap recycling business in South Florida, and a company that operates a wholesale salvage yard and an aftermarket parts distributor in Missouri.
During the third quarter, LKQ's European operations opened ten Euro Car Parts branches. As of September 30, 2012, the Company operated from 120 Euro Car Parts branches in the United Kingdom.
On August 17, 2012, the Company announced a two-for-one split of the Company's common stock. The common stock began trading on a split-adjusted basis on September 19, 2012. All per share information in this release is presented on a split-adjusted basis.
Company Outlook
The Company updated its guidance for 2012.
“Our revised guidance reflects the strong organic growth we are achieving while recognizing that scrap prices have been a headwind this year,” added Mr. Wagman.

	Updated Guidance	Prior Guidance
Organic revenue growth	6.0% to 7.0%	5.5% to 7.0%
Net income	$265 million to $272 million	$265 million to $282 million
Diluted EPS	$0.88 to $0.91	$0.88 to $0.94
Cash flow provided from operations	$240 million to $270 million	$250 million to $280 million
Capital expenditures	$90 million to $100 million	$100 million to $115 million
Guidance for 2012 is based on current conditions and excludes the impact of restructuring and acquisition related expenses and gains or losses (including changes in fair value of contingent consideration liabilities) and capital spending related to acquisitions or divestitures. Organic revenue guidance refers only to parts and services revenue.

Quarterly Conference Call
LKQ will host a conference call and webcast on October 25, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.
To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 401072 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 16, 2012. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 480 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the pound sterling, the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and

•	other risks that are described in our Form 10-K filed February 27, 2012 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue	$1,016,707	$783,898	$3,055,015	$2,330,230
Cost of goods sold (1)	607,002	449,576	1,775,996	1,330,026
Gross margin	409,705	334,322	1,279,019	1,000,204
Facility and warehouse expenses	86,739	72,183	254,039	211,184
Distribution expenses	93,652	68,441	277,391	203,300
Selling, general and administrative expenses	121,049	92,986	364,461	274,142
Restructuring and acquisition related expenses	116	2,910	2,558	5,333
Depreciation and amortization	16,715	12,314	46,961	34,900
Operating income	91,434	85,488	333,609	271,345
Other expense (income):
Interest expense, net	7,964	4,847	22,687	15,927
Loss on debt extinguishment	—	—	—	5,345
Change in fair value of contingent consideration liabilities	1,892	—	1,787	(1,615)
Other (income) expense, net	(1,674)	623	(3,413)	135
Total other expense, net	8,182	5,470	21,061	19,792
Income before provision for income taxes	83,252	80,018	312,548	251,553
Provision for income taxes	29,204	30,787	113,511	97,434
Net income	$54,048	$49,231	$199,037	$154,119
Earnings per share:
Basic	$0.18	$0.17	$0.67	$0.53
Diluted	$0.18	$0.17	$0.66	$0.52
Weighted average common shares outstanding:
Basic	296,437	292,650	295,338	291,908
Diluted	301,172	296,804	300,226	296,288

(1)
Cost of goods sold for the three and nine months ended September 30, 2012 includes gains of $0.5 million and $17.2 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share and per share data)

	September 30, 2012	December 31, 2011
Assets
Current Assets:
Cash and equivalents	$69,214	$48,247
Receivables, net	301,891	281,764
Inventory	826,354	736,846
Deferred income taxes	47,307	45,690
Prepaid income taxes	25,065	17,597
Prepaid expenses and other current assets	26,518	19,591
Total Current Assets	1,296,349	1,149,735
Property and Equipment, net	453,272	424,098
Intangibles	1,706,633	1,584,973
Other Assets	46,321	40,898
Total Assets	$3,502,575	$3,199,704
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$219,098	$210,875
Accrued expenses	133,512	131,025
Income taxes payable	7,163	7,262
Contingent consideration liabilities	41,005	600
Other current liabilities	11,638	18,407
Current portion of long-term obligations	52,103	29,524
Total Current Liabilities	464,519	397,693
Long-Term Obligations, Excluding Current Portion	929,743	926,552
Deferred Income Taxes	89,486	88,796
Contingent Consideration Liabilities	51,277	81,782
Other Noncurrent Liabilities	78,909	60,796

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 297,016,666 and 293,897,216 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	2,970	2,939
Additional paid-in capital	938,516	901,313
Retained earnings	947,831	748,794
Accumulated other comprehensive loss	(676)	(8,961)
Total Stockholders’ Equity	1,888,641	1,644,085
Total Liabilities and Stockholders’ Equity	$3,502,575	$3,199,704

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$199,037	$154,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,574	38,308
Stock-based compensation expense	11,976	10,028
Excess tax benefit from stock-based payments	(11,071)	(5,626)
Loss on debt extinguishment	—	5,345
Other	3,961	326
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(12,394)	(18,048)
Inventory	(47,669)	(51,301)
Prepaid income taxes/income taxes payable	2,688	12,351
Accounts payable	(7,892)	1,770
Other operating assets and liabilities	(8,138)	11,910
Net cash provided by operating activities	182,072	159,182
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(60,636)	(61,294)
Proceeds from sales of property and equipment	692	1,478
Cash used in acquisitions, net of cash acquired	(133,123)	(180,512)
Net cash used in investing activities	(193,067)	(240,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	14,187	7,506
Excess tax benefit from stock-based payments	11,071	5,626
Debt issuance costs	(175)	(10,816)
Net borrowings of long-term obligations	6,197	28,406
Net cash provided by financing activities	31,280	30,722
Effect of exchange rate changes on cash and equivalents	682	(153)
Net increase (decrease) in cash and equivalents	20,967	(50,577)
Cash and equivalents, beginning of period	48,247	95,689
Cash and equivalents, end of period	$69,214	$45,112

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,016,707	100.0%	$783,898	100.0%	$232,809	29.7%
Cost of goods sold (1)	607,002	59.7%	449,576	57.4%	157,426	35.0%
Gross margin	409,705	40.3%	334,322	42.6%	75,383	22.5%
Facility and warehouse expenses	86,739	8.5%	72,183	9.2%	14,556	20.2%
Distribution expenses	93,652	9.2%	68,441	8.7%	25,211	36.8%
Selling, general and administrative expenses	121,049	11.9%	92,986	11.9%	28,063	30.2%
Restructuring and acquisition related expenses	116	0.0%	2,910	0.4%	(2,794)	-96.0%
Depreciation and amortization	16,715	1.6%	12,314	1.6%	4,401	35.7%
Operating income	91,434	9.0%	85,488	10.9%	5,946	7.0%
Other expense (income):
Interest expense, net	7,964	0.8%	4,847	0.6%	3,117	64.3%
Change in fair value of contingent consideration liabilities	1,892	0.2%	—	0.0%	1,892	n/m
Other (income) expense, net	(1,674)	-0.2%	623	0.1%	(2,297)	n/m
Total other expense, net	8,182	0.8%	5,470	0.7%	2,712	49.6%
Income before provision for income taxes	83,252	8.2%	80,018	10.2%	3,234	4.0%
Provision for income taxes	29,204	2.9%	30,787	3.9%	(1,583)	-5.1%
Net income	$54,048	5.3%	$49,231	6.3%	$4,817	9.8%
Earnings per share:
Basic	$0.18		$0.17		$0.01	5.9%
Diluted	$0.18		$0.17		$0.01	5.9%
Weighted average common shares outstanding:
Basic	296,437		292,650		3,787	1.3%
Diluted	301,172		296,804		4,368	1.5%

(1)	Cost of goods sold for the three months ended September 30, 2012 includes a gain of $0.5 million resulting from a settlement of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$3,055,015	100.0%	$2,330,230	100.0%	$724,785	31.1%
Cost of goods sold (1)	1,775,996	58.1%	1,330,026	57.1%	445,970	33.5%
Gross margin	1,279,019	41.9%	1,000,204	42.9%	278,815	27.9%
Facility and warehouse expenses	254,039	8.3%	211,184	9.1%	42,855	20.3%
Distribution expenses	277,391	9.1%	203,300	8.7%	74,091	36.4%
Selling, general and administrative expenses	364,461	11.9%	274,142	11.8%	90,319	32.9%
Restructuring and acquisition related expenses	2,558	0.1%	5,333	0.2%	(2,775)	-52.0%
Depreciation and amortization	46,961	1.5%	34,900	1.5%	12,061	34.6%
Operating income	333,609	10.9%	271,345	11.6%	62,264	22.9%
Other expense (income):
Interest expense, net	22,687	0.7%	15,927	0.7%	6,760	42.4%
Loss on debt extinguishment	—	0.0%	5,345	0.2%	(5,345)	n/m
Change in fair value of contingent consideration liabilities	1,787	0.1%	(1,615)	-0.1%	3,402	n/m
Other (income) expense, net	(3,413)	-0.1%	135	0.0%	(3,548)	n/m
Total other expense, net	21,061	0.7%	19,792	0.8%	1,269	6.4%
Income before provision for income taxes	312,548	10.2%	251,553	10.8%	60,995	24.2%
Provision for income taxes	113,511	3.7%	97,434	4.2%	16,077	16.5%
Net income	$199,037	6.5%	$154,119	6.6%	$44,918	29.1%
Earnings per share:
Basic	$0.67		$0.53		$0.14	26.4%
Diluted	$0.66		$0.52		$0.14	26.9%
Weighted average common shares outstanding:
Basic	295,338		291,908		3,430	1.2%
Diluted	300,226		296,288		3,938	1.3%

(1)	Cost of goods sold for the nine months ended September 30, 2012 includes a gain of $17.2 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)
Net income	$54,048	$49,231	$199,037	$154,119
Depreciation and amortization	18,128	13,511	51,574	38,308
Interest expense, net	7,964	4,847	22,687	15,927
Loss on debt extinguishment (1)	—	—	—	5,345
Provision for income taxes	29,204	30,787	113,511	97,434
Earning before interest, taxes, depreciation and amortiztion (EBITDA)	$109,344	$98,376	$386,809	$311,133
EBITDA as a percentage of revenue	10.8%	12.5%	12.7%	13.4%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended
	September 30,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$562,750	$365,569	$197,181	53.9%
Recycled, remanufactured and related products and services	317,877	284,660	33,217	11.7%
Parts and services	880,627	650,229	230,398	35.4%
Other	136,080	133,669	2,411	1.8%
Total	$1,016,707	$783,898	$232,809	29.7%

Revenue changes by category for the three months ended September 30, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	46.6%	7.5%	-0.1%	53.9%
Recycled, remanufactured and related products and services	8.6%	3.1%	-0.1%	11.7%
Parts and services	30.0%	5.6%	-0.1%	35.4%
Other	19.6%	-17.8%	0.0%	1.8%
Total	28.2%	1.6%	-0.1%	29.7%

	Nine Months Ended
	September 30,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$1,676,006	$1,102,887	$573,119	52.0%
Recycled, remanufactured and related products and services	967,250	830,142	137,108	16.5%
Parts and services	2,643,256	1,933,029	710,227	36.7%
Other	411,759	397,201	14,558	3.7%
Total	$3,055,015	$2,330,230	$724,785	31.1%

Revenue changes by category for the nine months ended September 30, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	48.1%	4.0%	-0.2%	52.0%
Recycled, remanufactured and related products and services	10.0%	6.6%	-0.2%	16.5%
Parts and services	31.8%	5.1%	-0.2%	36.7%
Other	12.0%	-8.2%	-0.1%	3.7%
Total	28.4%	2.9%	-0.1%	31.1%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)
Revenue
North America	$835,324	$783,898	$2,547,743	$2,330,230
Europe	181,383	—	507,272	—
Total revenue	$1,016,707	$783,898	$3,055,015	$2,330,230
EBITDA
North America (1)	$89,265	$98,376	$331,140	$311,133
Europe (2)	20,079	—	55,669	—
Total EBITDA	$109,344	$98,376	$386,809	$311,133

(1)
For the three and nine months ended September 30, 2012, North America EBITDA includes gains of $0.5 million and $17.2 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

(2)
For the three and nine months ended September 30, 2012, Europe EBITDA includes losses of $2.1 million and $1.9 million, respectively, from the change in fair value of the Euro Car Parts contingent consideration liability.